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                                                                      EXHIBIT 99



                               AUTHORIZATION FORM

       I hereby enroll in the Southside Bancshares, Inc. (formerly SoBank, Inc.) Dividend Reinvestment Plan and, having read the enclosed Prospectus, I further authorize Southside Bank as the Transfer Agent to reinvest my cash dividends as designated below. This authorization is valid until I notify the Transfer Agent in writing or sell my stock and only pertains to shares held in the account listed on the reverse side of this Authorization Form.

       Reinvest my Southside Bancshares, Inc. Cash Dividend as follows:

       [ ]  Reinvest the full cash dividend in Southside Bancshares, Inc. stock

       [ ]  Reinvest      % of cash dividend and mail a check for the remaining
dividend

(Fractional shares will not be purchased. If the transaction results in excess cash, a check for the difference will be sent to you.)



Date                                  Signature
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